EXHIBIT 25
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
____________________
THE FIRST NATIONAL BANK OF MARYLAND
(Exact name of trustee as specified in its charter)
United States
52-0312840

(State or other jurisdiction
of incorporation or formation)
(I.R.S. Employer Identification
No.)

25 South Charles Street
Baltimore, Maryland
(Address of principal executive offices)
21201
(Zip code)

Gregory K. Thoreson, General Counsel
The First National Bank of Maryland
25 South Charles Street
Baltimore, Maryland 21201
(410) 244-3800
(Name, address and telephone number of agent for service of process)
The CIT Group Securitization Corporation II
(Exact name of obligor as specified in its charter)
New Jersey
(State or other jurisdiction
of incorporation or formation)
22-3328188
(I.R.S. Employer Identification
No.)

650 CIT Drive
Livingston, New Jersey
(Address of principal executive offices)
07039
(Zip code)

CIT RV Trust 1998-A
(Title of the indenture securities)


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Item 1.	General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or
supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
20219.
Federal Reserve Bank of Richmond, Richmond,
Virginia 23261.
Federal Deposit Insurance Corporation,
	Washington, D.C. 20429.
(b) Whether it is authorized to exercise corporate
trust powers.
Yes.
Item 2.	Affiliations with the Obligor.
If the obligor is an affiliate of the trustee, describe
each such affiliation.
None.
(Because responses from the obligor and the
underwriters have not yet been received, Item 2 is at
the date hereof based upon incomplete information but
is believed to be correct and may be considered to be
complete unless modified by an amendment to this Form
T-1).
Item 16.	List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility.
Exhibit


1
A copy of the articles of association of the trustee as now in effect is incorporated herein by reference to
Exhibit 1 to Form T-1 (Exhibit 25 to the Registration
Statement on Form S-3, Registration No. 333-27305)



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2
A copy of the certificate of authority of the trustee to commence business is incorporated herein by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration
Statement on Form S-2, Registration No. 2-98697)

3
A copy of the authorization of the trustee to exercise corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1
(Exhibit 26 to the Registration Statement on Form S-3,
Registration No. 33-18373)

4
A copy of the existing bylaws of the trustee is incorporated herein by reference to Exhibit 4 to Form T-
1 (Exhibit 25 to the Registration Statement on Form S-3,
Registration No. 333-27305)

5
Not applicable

6
The consent of the trustee required by Section 321(b) of the Act

7
A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8
Not applicable

9
Not applicable




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SIGNATURE
Pursuant to the requirements of the Trust Indenture Act
of 1939, the Trustee, The First National Bank of Maryland, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on June 5, 1998.
THE FIRST NATIONAL BANK OF MARYLAND
By:  /s/Robert D. Brown
Robert D. Brown
Assistant Vice President




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Exhibit 6
Consent of Trustee
Pursuant to the requirements of Section 321(b) of the
Trust Indenture Act of 1939, in connection with the issuance by
CIT Group Securitization Corporation II, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the
Securities and Exchange Commission upon request therefor.
THE FIRST NATIONAL BANK OF MARYLAND
By:  /s/ Robert D. Brown
Robert D. Brown
Assistant Vice President




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Exhibit 7
Report of Condition Consolidating Domestic and Foreign Subsidiaries of The First National Bank of Maryland, Baltimore, Maryland at the close of business on December 31, 1997 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.
CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)
ASSETS
Cash and balances due from


depository institutions:


Noninterest-bearing balances


and currency and coin
$  881,915

Interest-bearing balances
1,061

Securities:


Held-to-maturity securities
-0-

Available-for-sale securities
2,195,182

Federal funds sold and securities purchased


under agreements to resell
565,780

Loans and lease financing receivables:


Loans and leases, net of unearned income
5,907,801

LESS: Allowance for loan and lease losses
100,347

LESS: Allocated transfer risk reserve
3,800

Loans and leases, net of unearned income,


allowance, and reserve
5,803,654

Trading assets
65,893

Premises and fixed assets (including


capitalized leases)
77,843

Other real estate owned
10,990

Investments in unconsolidated subsidiaries


and associated companies
1,961

Customers' liability to this bank


on acceptances outstanding
11,627

Intangible assets
50,088

Other assets
372,428




TOTAL ASSETS
10,038,422




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LIABILITIES
Deposits:


In domestic offices
$6,770,232

Noninterest-bearing
2,488,946

Interest-bearing
4,281,286

In foreign offices, Edge and Agreement


subsidiaries, and IBFs
337,709

Noninterest-bearing
0

Interest-bearing
337,709

Federal funds purchased and securities


sold under agreements to repurchase
1,571,987

Demand notes issued to the U.S. Treasury
5,568

Trading liabilities
61,464

Other borrowed money:


With a remaining maturity of one year or less
120,000

With a remaining maturity of more than one


year through three years
-0-

With a remaining maturity of more than three


years
-0-

Bank's liability on acceptances


executed and outstanding
11,627

Subordinated notes and debentures
174,000

Other liabilities
294,695




TOTAL LIABILITIES
$9,347,282

EQUITY CAPITAL
Perpetual preferred stock and related surplus
-0-

Common Stock
18,448

Surplus
244,106

Undivided profits and capital reserves
410,477

Net unrealized holding gains (losses)


on available-for-sale securities
18,109

Cumulative foreign currency translation


adjustments
-0-




TOTAL EQUITY CAPITAL
$  691,140




TOTAL LIABILITIES AND EQUITY CAPITAL
$10,038,422